AMENDMENT AGREEMENT

This Amendment Agreement (this "Agreement"), is made and entered into as of May 2, 2008, by and between Solomon Technologies, Inc., a Delaware corporation (the "Company") and Rockmore Investment Fund Ltd. ("Holder"), with respect to its Debentures (as defined herein). Capitalized terms not defined in this Agreement have the same meanings ascribed to them in the Purchase Agreement (as defined below).

WHEREAS, the Company and Holder are parties to that certain Securities Purchase Agreement, dated as of January 17, 2007, as amended on August 24, 2007 (the "Purchase Agreement"), under which the Company issued to the Holder its Variable Rate Self-Liquidating Senior Secured Convertible Debentures (the "Holder's Debentures"), and Common Stock Purchase Warrants to purchase shares of Common Stock of the Company (the "Holder's Warrants"); and

WHEREAS, the Company and Holder agreed to amend the certain terms of the Holder's Debentures pursuant to an Amendment and Waiver Agreement dated February 5, 2008;

WHEREAS, the Holder wishes to redeem the Holder's Debentures effective as provided herein, and the Company wishes to purchase the Debentures as provided herein.

NOW THEREFORE, in consideration of the terms contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties, intending to be legally bound, agree as follows:

Section 1. Amendment of the Debenture.

(a) The definition of "Maturity Date" in the second paragraph of the Debentures of which Rockmore Investment Fund Ltd. is the Holder ("2008 Debentures") is hereby amended as follows:

",...May 1, 2008 (the "Maturity Date")."

(b) The definition of "Monthly Redemption Amount" in Section 1 of the 2008 Debentures is hereby deleted and replaced in its entirety with the following:

"Monthly Redemption Amount" means an amount equal to the then outstanding principal amount and accrued interest of the 2008 Debentures on May 1, 2008."

(c) Nothing in this Agreement shall serve to amend or be interpreted as amending the Debentures for Holders thereof other than the Holder as defined herein.

Section 2. Effect on Transaction Documents. The foregoing agreements are given solely in respect of the transactions described herein for the benefit of the Holder. Except as expressly set forth in this Agreement, all of the terms and conditions of the Transaction Documents shall continue in full force and effect after the execution of this Agreement. This Agreement shall not constitute a novation or accord and satisfaction of any such Transaction Document. The reduction in the exercise price of the Warrants set forth in Section 8, infra, will not act to adjust or reset the conversion price contained in the Debentures of $0.35.

Section 3. Filing of 8-K. Within four Trading Days of the date of this Agreement, the Company shall issue a Current Report on Form 8-K disclosing the material terms of the transactions contemplated, which shall include this Agreement as an attachment thereto.

Section 4. Non-Affiliate. The Holder represents and warrants that as of the date of this Agreement (i) it is not an Affiliate of the Company and (ii) it has not been an Affiliate of the Company for at least the three months preceding the date of this Agreement. The Holder covenants that, if it becomes an Affiliate of the Company at any time while it holds any of Holder's Debentures or Holder's Warrants, it shall promptly notify the Company of its Affiliate status.

Section 5. Delivery of Shares. The Company agrees that on May 2, 2008, it will cause its transfer agent to issue to the Holder a number of Conversion Shares determined by dividing the Monthly Redemption Amount by 82.5% of the VWAPs for the 10 consecutive Trading Days ending on May 1, 2008. The certificates for the Conversion Shares shall be free of restrictive legends and trading restrictions.

Section 6. True-up. The Company agrees that on May 7, 2008, it will true-up the Monthly Redemption Amount by issuing an additional number of Conversion Shares equal to the difference, if any, between the number of Conversion Shares issued pursuant to Section 5 hereof and a number of shares determined by dividing the aggregate unpaid principal of the Monthly Redemption Amount by 82.5% of the VWAPs for the 5 consecutive Trading Days ending on May 7, 2008. The certificates for such additional Conversion Shares shall be free of restrictive legends and trading restrictions.

Section 7. Full Payment. The Holder agrees that the delivery to it of the Conversion Shares pursuant to Sections 5 and 6 hereof shall constitute full payment of all principal and interest payments due with respect to the 2008 Debentures.

Section 8. Holder's Covenant Regarding Exercise of Warrant. The Holder hereby irrevocably covenants and agrees that it will execute and deliver to the Company promptly a Notice of Exercise with respect to Holder's Warrants upon receipt from the Company of a notice which provides, in substance and in relevant part, that the exercise price of the Holder's Warrants is reduced to $.001 from $.35 per share of Common Stock, that the exercise of the Warrants will be on a cashless basis, that each share received upon exercise of the Warrant will be free trading and unrestricted, that the inducement shares to be issued on a one for one basis issued in connection with the Notice of Exercise will be restricted under Rule 144 and that all, and not less than all, of Holder's Warrants must be exercised.

Section 9. Execution and Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, and intending to be legally bound, the parties have executed this Agreement as of the date first set forth above.

SOLOMON TECHNOLOGIES, INC.

By: ____________________

Name: Gary M. Laskowski

Title: Chairman, Board of Directors

HOLDER

ROCKMORE INVESTMENT FUND LTD.

Signature of Authorized Signatory of Holder: ____________________

Name of Authorized Signatory: Bruce Bernstein

Title of Authorized Signatory: President